EXHIBIT 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-193118) of Enzymotec Ltd. of our report dated February 13, 2014, relating to the consolidated financial statements of Enzymotec Ltd., which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
February 13, 2014	Kesselman & Kesselman
Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited